                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                         ADVANCED LOGIC RESEARCH, INC.
                                      TO
                        DEUCE ACQUISITION CORPORATION,
                           A WHOLLY-OWNED SUBSIDIARY
                                      OF
                              GATEWAY 2000, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), of Advanced Logic Research, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or
(iii) if the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

          By Mail:            By Facsimile Transmission:          By Hand:
First Chicago Trust Company         (201) 222-4720       First Chicago Trust Company
         of New York                      or                     of New York
  Attn: Tenders & Exchanges         (201) 222-4721        Attn: Tenders & Exchanges
 P.O. Box 2565, Suite 4660-                                  c/o THE DEPOSITORY
             ALR                                                TRUST COMPANY
 Jersey City, NJ 07303-2565                               55 Water Street, DTC TAD
                                                              Vietnam Veterans
                                                               Memorial Plaza
                                                             New York, NY 10041
   By Overnight Courier:        Confirm by Telephone:
First Chicago Trust Company         (201) 222-4707
         of New York
  Attn: Tenders & Exchanges
       Suite 4680-ALR
  14 Wall Street, 8th Floor
     New York, NY 10005

 DELIVERY OF THIS NOTICE  OF GUARANTEED DELIVERY TO  AN ADDRESS OTHER THAN  AS
  SET  FORTH   ABOVE,  OR   TRANSMISSION   OF  INSTRUCTIONS   VIA   FACSIMILE
   TRANSMISSION OR TELEX OTHER THAN AS  SET FORTH ABOVE WILL NOT  CONSTITUTE
    A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tender(s) to Deuce Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Gateway 2000, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 24, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares:____________________    Name(s) of Record Holder(s)__________


Share Certificate No(s). (if             _____________________________________
available)___________________________


                                         _____________________________________
_____________________________________            Please Type or Print

Check ONE box if Shares will be          Address(es)__________________________
tendered by book-entry transfer:


                                         _____________________________________
[_] The Depository Trust Company                       Zip Code


[_] Philadelphia Depository Trust        Area Code and Tel. No._______________
Company


                                         Signature(s)_________________________
Account Number_______________________


                                         _____________________________________
Dated _________________________, 1997

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees delivery to the Depositary, at one of its addresses set forth above, Share Certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at an Eligible Depository (as defined in the Offer to Purchase) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three National Association of Securities Dealers, Inc./National Market System trading days after the date hereof.

_____________________________________     _____________________________________
            Name of Firm                          Authorized Signature


_____________________________________     _____________________________________
               Address                                    Title


_____________________________________     Name_________________________________
              Zip Code                            Please Type or Print


Area Code and Tel. No._______________     Date __________________________, 1997


            NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
      SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

                                       3